     As filed with the Securities and Exchange Commission on May 14, 1998

                                                      REGISTRATION NO. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933



                                 PIXTECH, INC.
            (Exact name of registrant as specified in its charter)

                 DELAWARE                               04-3214691
      (State or other jurisdiction                   (I.R.S. Employer
            of incorporation                         Identification No.)

             AVENUE OLIVIER PERROY, ZONE INDUSTRIELLE DE ROUSSET,
                   13790 ROUSSET, FRANCE 011-334-42-29-10-00
   (Address and telephone number of registrant's principal executive offices)



                  1993 AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full Title of the Plan)


         JEAN-LUC GRAND-CLEMENT, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 PixTech, Inc.
                             Avenue Olivier Perroy
                         Zone Industrielle de Rousset
                             13790 Rousset, France
                              011-334-42-29-10-00
           (Name, address and telephone number of agent for service)

                                with copies to:

                          LYNNETTE C. FALLON, ESQUIRE
                               Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0220

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
 Title of each class of securities to    Amount to         Proposed          Proposed maximum        Amount of
 be registered                               be        maximum offering     aggregate offering   registration fee
                                        registered    price per share(1)        price(1)
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value             800,000         $6.50               $5,200,000           $1,534
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on May 12, 1998 as reported by the Nasdaq National Market System.
===============================================================================

         STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE
                            REGISTRATION STATEMENT

         Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on October 20, 1995 (File No. 33-98384) relating to the registration of 1,772,114 shares of the Registrant's Common Stock $0.01 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1993 Amended and Restated Stock Option Plan (the "Plan") are incorporated by reference in their entirety in this Registration Statement, except as to items set forth below. This Registration Statement provides for the registration of an additional 800,000 shares of the Registrant's Common Stock to be issued under the Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (file No. 000-26380) filed with the Commission on February 18, 1998.

     (b) All other reports of the registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-26380) filed on July 7, 1995, including any amendment or report filed hereafter for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(d), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 8. Exhibits.
-----------------

Exhibit Number                                    Description
--------------  ----------------------------------------------------------------
      4.1       Restated Certificate of Incorporation of the Registrant filed as
                Exhibit 3.2 to the Registrant's Form S-1 filed on June 2, 1995, as amended (Reg. No. 33-93024) and incorporated herein by reference.

      4.2 Restated By-laws of the Registrant. Filed as Exhibit 3.4 to the Registrant's Form S-1 filed on June 2, 1995, as amended (Reg. No. 33-93024) and incorporated herein by reference.

      4.3 Amended and Restated Investor Rights and Stockholder Voting Agreement dated as of December 24, 1993, as amended, among the Registrant and certain of its Stockholders. Filed as Exhibit
                10.17 to the Registrant's Form S-1, filed on June 2, 1995, as amended (Reg. No. 33-93024) and incorporated herein by reference.

      5.1 Opinion of Palmer & Dodge as to the legality of the securities registered hereunder. Filed herewith.

     23.1 Consent of Ernst & Young LLP, independent auditors. Filed herewith.

     23.2 Consent of Palmer & Dodge (contained in Opinion of Palmer & Dodge, filed as Exhibit 5.1).

     24.1 Power of Attorney (set forth on the signature page to this Registration Statement).

     24.2 Certified resolution of the Board of Directors authorizing Power of Attorney. Filed herewith.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on this 14th day of May, 1998.

                                   PIXTECH, INC.


                                   By: /s/ Jean-Luc Grand-Clement
                                       --------------------------
                                       Jean-Luc Grand-Clement
                                       Chief Executive Officer


                               POWER OF ATTORNEY


     We, the undersigned officers and directors of PixTech, Inc., hereby severally constitute and appoint Jean-Luc Grand-Clement, Richard Rodriguez, Yves Morel, Francis Courreges, Michael Lytton and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     SIGNATURE                 TITLE                      DATE
     ---------                 -----                      ----


/s/ Jean-Luc Grand-Clement  Chief Executive                May 14, 1998
--------------------------
Jean-Luc Grand-Clement      Officer and Chairman
                            of the Board
                            (Principal Executive Officer)


/s/ Yves Morel              Chief Financial Officer        May 14, 1998
--------------
Yves Morel                  (Principal Accounting Officer)


/s/ Jean-Pierre Noblanc     Director                       April 28, 1998
-----------------------
Jean-Pierre Noblanc

     SIGNATURE                 TITLE                          DATE
     ---------                 -----                          ----


/s/ William C. Schmidt      Director                       May 14, 1997
----------------------
William C. Schmidt


/s/ John A. Hawkins         Director                       May 14, 1997
-------------------
John A. Hawkins

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number                                      Description
--------------  ---------------------------------------------------------------
     4.1        Restated Certificate of Incorporation of the Registrant filed as
                Exhibit 3.2 to the Registrant's Form S-1 filed on June 2, 1995, as amended (Reg. No. 33-93024) and incorporated herein by reference.

     4.2 Restated By-laws of the Registrant. Filed as Exhibit 3.4 to the Registrant's Form S-1 filed on June 2, 1995, as amended (Reg. No. 33-93024) and incorporated herein by reference.

     4.3 Amended and Restated Investor Rights and Stockholder Voting Agreement dated as of December 24, 1993, as amended, among the Registrant and certain of its Stockholders. Filed as Exhibit
                10.17 to the Registrant's Form S-1, filed on June 2, 1995, as amended (Reg. No. 33-93024) and incorporated herein by reference.

     5.1 Opinion of Palmer & Dodge as to the legality of the securities registered hereunder.

    23.1        Consent of Ernst & Young LLP, independent auditors.

    23.2 Consent of Palmer & Dodge (contained in Opinion of Palmer & Dodge, filed as Exhibit 5.1).

    24.1 Power of Attorney (set forth on the signature page to this Registration Statement).

    24.2 Certified resolution of the Board of Directors authorizing Power of Attorney.